SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT: JUNE 21, 2002
(Date of earliest event reported)

IGN ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Commission File: 000-29121

DELAWARE	94-3316902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3240 BAYSHORE BOULEVARD, BRISBANE, CA 94005
(Address of principal executive offices, including zip code)

(415) 508-2000
(Registrant’s telephone number, including area code)

SNOWBALL.COM, INC.
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.    OTHER EVENTS

On June 21, 2002, IGN Entertainment, Inc. issued a press release announcing that it had completed the sale of an aggregate of 285,715 shares of its common stock, and warrants to purchase a total of 85,715 shares of its common stock, to institutional investors in a private placement, for gross proceeds of approximately $2.0 million (before transaction-related expenses).

A copy of such press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits:

Exhibit Number	Description
99.1	IGN Entertainment, Inc. Press Release dated June 21, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGN Entertainment, Inc.

/s/ James R. Tolonen

James R. Tolonen
Chief Financial Officer and Chief
Operating Officer

Date: June 21, 2002

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EXHIBIT INDEX

Exhibit Number	Description
99.1	IGN Entertainment, Inc. Press Release dated June 21, 2002.

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